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                                                                     Exhibit 3.3
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                            CERTIFICATE OF AMENDMENT
                    OF RESTATED CERTIFICATE OF INCORPORATION
                         OF EDUCATION LOANS INCORPORATED

                         (Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware)

     Education Loans Incorporated (the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "General Corporation Law"), does hereby certify:

     FIRST: That the Corporation was originally incorporated pursuant to the General Corporation Law on May 7, 1997.

     SECOND: That the Board of Directors of the Corporation has duly adopted, in accordance with the provisions of Section 242 of the General Corporation Law, resolutions proposing to amend the Restated Certificate of Incorporation of the Corporation and has declared said amendment to be advisable and in the best interests of the Corporation and its sole stockholder. The resolution setting forth the proposed amendment is as follows:

          NOW, THEREFORE, BE IT RESOLVED, by the Board of Directors of the Corporation, as follows:

          Section 1. Approval of Proposal to Amend the Restated Certificate of Incorporation. Subject to stockholder approval, the first sentence of
     Article VII of the Restated Certificate of Incorporation of the Corporation shall be amended so that, as amended, said first sentence of Article VII shall be and read as follows:

          "Article VII. Number of Directors; Initial Directors. The number of directors of the Corporation will not be less than two nor more than eleven."

     THIRD: That the foregoing amendment was approved by the holders of the requisite number of shares of said corporation in accordance with the General Corporation Law.

     FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

     IN WITNESS WHEREOF, this amendment has been executed by the President and Secretary of the Corporation on this 27th day of March, 2003.

                                        /s/ A. Norgrin Sanderson
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                                        A. Norgrin Sanderson
                                        President

                                        /s/ Rollyn Samp
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                                        Rollyn Samp
                                        Secretary